[H.B. Fuller Logo]

Exhibit 99.1

Corporate Headquarters P.O. 64683 St. Paul, Minnesota 55164-0683	Contact:	Steven Brazones Investor Relations 651-236-5158

NEWS	For Immediate Release	February 10, 2005

Note: H.B. Fuller will host a conference call February 11, 2005 at 12:00 p.m. central time (1:00 p.m. eastern time). The call can be heard live over the Internet at H.B. Fuller’s website at www.hbfuller.com under the section shareholder information or at www.streetevents.com. A replay will also be made available.

H.B. Fuller Reports Fourth Quarter and Total Year Results;

Announces Delay in Filing Fiscal Year 2004 Form 10-K

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported operating results for the fourth quarter and fiscal year that ended November 27, 2004 and announced that it is filing a notification with the Securities and Exchange Commission on Form 12b-25 concerning the Company’s need to delay the filing of its annual report on Form 10-K beyond the current due date of February 10, 2005.

Fourth Quarter Results

Fourth quarter net income as reported was $10.9 million or $0.38 per share (diluted). Last year’s fourth quarter net income as reported was $13.3 million or $0.46 per share (diluted). This year’s fourth quarter net income includes charges of $2.0 million relating to financial statement discrepancies, for years prior to 2004, uncovered during the Company’s investigation of its Chilean operations. This results in an impact to earnings per share of $0.07 (diluted). The Company determined that the amounts relating to periods prior to 2004 were not material to the periods to which they pertain. In addition, as part of this investigation, the Company found overstatements of net income of $0.5 million ($0.02 impact to EPS on a diluted basis) and $0.6 million ($0.02 impact to EPS on a diluted basis) for the second and third quarters of 2004, respectively. As a result, the Company will restate the results for these quarters in its annual report on Form 10-K. Additional details relating to the Company’s investigation of its Chilean operations are more fully described below.

Commenting on the quarter, Al Stroucken, CEO, observed, “Although our fourth quarter results were overshadowed by the turn of events involving our Chilean operations, we have demonstrated progress in our business overall, especially with respect to pricing. The limited availability of raw materials and extraordinary rise in their costs required us to be very active in passing through these costs to the market. Toward the end of the quarter, we had made some good strides and continued to see solid volume growth. We expect these conditions to continue in the foreseeable future.”

Net revenue for the fourth quarter of 2004 was $378.5 million, a 9.3 percent increase from the fourth quarter of 2003. Improved volumes and higher prices accounted for increases of 3.1 percent and 0.9 percent, respectively. Positive currency effects improved revenues by 2.6 percent, while the acquisition in Portugal announced earlier this year accounted for an increase of 2.7 percent.

Fourth Quarter Segment Results

➢	Global Adhesives’ net revenue increased 10.7 percent compared to last year.

•	Volume increased 3.0 percent.

•	Prices increased 0.7 percent.

•	Currency had a positive impact of 3.1 percent.

•	Acquisitions had a positive impact of 3.9 percent.

➢	Full-Valu / Specialty Group’s net revenue increased 6.1 percent compared to last year.

•	Volume increased 3.2 percent.

•	Prices increased 1.5 percent.

•	Currency had a positive impact of 1.4 percent.

Total Year Results

Reported net income for fiscal year 2004 was $35.6 million or $1.23 per share (diluted), which includes $2.0 million of charges related to the financial statement discrepancies in Chile for periods prior to 2004. Last year’s reported net income was $38.6 million, or $1.35 per share (diluted), which included $0.17 per share (diluted) of net charges for severance and other costs relating to the restructuring initiative. Excluding the special charges related to the restructuring initiative, last year’s net income was $43.5 million or $1.52 per share (diluted).

	Full Year 2004 2003 Change	Net income	EPS (diluted)
As reported		$ 35.6 million	$1.23
		$ 38.6 million	$1.35
		-7.8%	-8.9%

	Full Year 2004 2003 Change	Net income	EPS (diluted)
Excluding special items related to the Restructuring initiative in 2003		$ 35.6 million	$1.23
		$ 43.5 million	$1.52
		-18.1%	-19.1%

Net revenue for fiscal year 2004 was $1,409.6 million, a 9.5 percent increase over fiscal year 2003. For the full year, volume increased 4.4 percent, pricing decreased 0.2 percent, currency had a positive impact of 3.3 percent, and acquisitions had a positive impact of 2.0 percent.

Outlook for fiscal year 2005

Commenting on the outlook for fiscal year 2005, Al Stroucken, CEO, stated, “Although we are making headway with respect to the run-up in raw material costs, these pressures are not expected to abate during the first half of the year. As a result, we would expect earnings for fiscal year 2005 to be slightly better than what the fiscal year 2004 results were before the earlier described charges related to the Chilean operations.”

Background on Chilean Review

On January 10, 2005, the Company determined that it was unable to reconcile certain balance sheet accounts relating to its Chilean operations. As a result, and as previously announced on January 11, 2005, the Company postponed its planned fourth quarter and year-end earnings release scheduled for that date. Promptly thereafter, the Audit Committee of the Company’s Board of Directors commenced an independent investigation into the accounting and financial reporting matters at the Company’s Chilean operations. The Audit Committee engaged special counsel, Faegre & Benson LLP, and the independent accounting firm Ernst & Young LLP to assist in its investigation and report on this matter.

The investigation of the Chilean operations continues. The evidence to date indicates that certain members of the local accounting organization knowingly recorded incorrect entries to certain accounts in the Chilean financial statements. Furthermore, the investigation indicates a portion of these accounting irregularities involved the misappropriation of Company assets. The impact of these actions, which the investigation indicates began in fiscal year 1999, resulted in the cumulative overstatement of net income totaling $3.1 million.

As a result of the discrepancies in the Chilean financial statements as described above, the Company has determined that it has an internal control deficiency that constitutes a material weakness, as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. An internal control material weakness is a significant deficiency, or aggregation of deficiencies, that does not reduce, to a relatively low level, the risk that a material misstatement in the financial statements will be prevented, or detected, on a timely basis by employees in the normal course of their work. The material weakness identified by the Company was the insufficient supervision and oversight of certain local accounting personnel within the Latin America region. Consequently, management is unable to conclude that the Company’s internal controls over financial reporting are effective as of November 27, 2004. An assessment of the Company’s internal controls to this effect will be included in its Annual Report on Form 10-K.

Filing of Form 12b-25

The Company is filing Form 12b-25 because it needs additional time to file its Form 10-K report, which was due February 10, 2005, due to the ongoing review of the Company’s Chilean operation and the resulting inability of the Company’s independent auditor, KPMG, to complete the audit of its financial statements.

As permitted by Rule 12b-25, the Company’s notification will provide, among other things, that its Form 10-K will be deemed timely filed if it is filed no later than 15 calendar days after its original due date. Although it is the Company’s intention to file its fiscal year 2004 Form 10-K within this extended period, because the investigation by the Audit Committee is ongoing and the Company’s year end financial statement audit is not complete, there can be no assurance that the Form 10-K will be so filed or that the financial information included in this press release will not change upon completion of the Audit Committee’s internal review and completion of the audit.

Some of the information presented above reflects adjustments to ‘As reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations. A reconciliation of the Company’s results excluding the special items related to the Company’s restructuring initiatives and the Company’s reported results is provided in the accompanying consolidated financial information.

Safe Harbor for Forward-Looking Statements

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian and Canadian dollars, the Argentine peso and the Brazilian real); the effect of new accounting pronouncements and accounting charges and credits; the results of the Company’s continuing review of the accuracy of the financial statements of its Chilean operations and completion of the Company’s fiscal year 2004 audit; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing of February 25, 2004 and 10-Q filings of April 6, July 2 and October 4, 2004. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume, product mix, and delivery charges, combined.

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2004 net revenue of $1,410 million. Common stock is traded on the NYSE exchange under the symbol FUL. For more information about the Company, visit their website at: http://www.hbfuller.com.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended November 27, 2004	13 Weeks Ended November 29, 2003
Net revenue	$378,455	$346,173
Cost of sales	(285,484)	(252,763)

Gross profit	92,971	93,410
Selling, general and administrative expenses	(72,226)	(72,332)
Gains (losses) from asset disposals, net	307	719
Interest expense	(3,309)	(3,439)
Other expense, net	(1,689)	(1,096)

Income before income taxes, minority interests and income from equity investments	16,054	17,262
Income taxes	(5,712)	(5,204)
Minority interests in consolidated income	29	593
Income from equity investments	519	670

Net Income	$10,890	$13,321

Basic income per common share	$0.38	$0.47

Diluted income per common share	$0.38	$0.46

Weighted-average common shares outstanding:
Basic	28,495	28,296
Diluted	28,968	28,763

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	November 27, 2004	November 29, 2003
Inventory	$159,067	$146,571
Trade accounts receivable, net	262,932	239,593
Trade accounts payable	164,846	117,001
Total assets	1,135,359	1,007,588
Long-term debt, including current installments	161,069	162,430

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended November 27, 2004	13 Weeks Ended - November 29, 2003
		As Reported	Special Items	Excluding Special Items
Net revenue	$378,455	$346,173		$346,173
Cost of sales	(285,484)	(252,763)	169	(252,932)

Gross profit	92,971	93,410	169	93,241
Selling, general and administrative expenses	(72,226)	(72,332)	84	(72,416)
Gains (losses) from asset disposals, net	307	719	—	719
Interest expense	(3,309)	(3,439)	—	(3,439)
Other expense, net	(1,689)	(1,096)	—	(1,096)

Income before income taxes, minority interests and income from equity investments	16,054	17,262	253	17,009
Income taxes	(5,712)	(5,204)	(34)	(5,170)
Minority interests in consolidated income	29	593	—	593
Income from equity investments	519	670	—	670

Net Income	$10,890	$13,321	$219	$13,102

Basic income (loss) per common share	$0.38	$0.47	$0.01	$0.46

Diluted income (loss) per common share	$0.38	$0.46	$0.01	$0.46

Weighted-average common shares outstanding:
Basic	28,495	28,296	28,296	28,296
Diluted	28,968	28,763	28,763	28,763

The information presented above reflects adjustments to ‘As Reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended November 27, 2004	52 Weeks Ended November 29, 2003
Net revenue	$1,409,606	$1,287,331
Cost of sales	(1,036,961)	(935,135)

Gross profit	372,645	352,196
Selling, general and administrative expenses	(304,444)	(284,242)
Gains (losses) from asset disposals, net	(372)	2,767
Interest expense	(13,716)	(14,467)
Other expense, net	(5,815)	(5,446)

Income before income taxes, minority interests and income from equity investments	48,298	50,808
Income taxes	(14,713)	(14,307)
Minority interests in consolidated income	199	13
Income from equity investments	1,819	2,105

Net Income	$35,603	$38,619

Basic income per common share	$1.25	$1.37

Diluted income per common share	$1.23	$1.35

Weighted-average common shares outstanding:
Basic	28,429	28,245
Diluted	28,909	28,695

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended November 27, 2004	52 Weeks Ended - November 29, 2003
		As Reported	Special Items	Excluding Special Items
Net revenue	$1,409,606	$1,287,331	$—	$1,287,331
Cost of sales	(1,036,961)	(935,135)	(3,625)	(931,510)

Gross profit	372,645	352,196	(3,625)	355,821
Selling, general and administrative expenses	(304,444)	(284,242)	(4,803)	(279,439)
Gains (losses) from asset disposals, net	(372)	2,767	—	2,767
Interest expense	(13,716)	(14,467)	—	(14,467)
Other expense, net	(5,815)	(5,446)	1,955	(7,401)

Income before income taxes, minority interests and income from equity investments	48,298	50,808	(6,473)	57,281
Income taxes	(14,713)	(14,307)	1,612	(15,919)
Minority interests in consolidated income	199	13	—	13
Income from equity investments	1,819	2,105	—	2,105

Net Income	$35,603	$38,619	$(4,861)	$43,480

Basic income (loss) per common share	$1.25	$1.37	$(0.17)	$1.54

Diluted income (loss) per common share	$1.23	$1.35	$(0.17)	$1.52

Weighted-average common shares outstanding:
Basic	28,429	28,245	28,245	28,245
Diluted	28,909	28,695	28,695	28,695

The information presented above reflects adjustments to ‘As Reported’ results to exclude certain special items related to the Company’s restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor’s understanding of the impact of the special items on the comparability of the Company’s operations.